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                                                             Exhibit 5.1


                           FOSTER PEPPER & SHEFELMAN

                                 March 11, 1997


Board of Directors
Washington Mutual, Inc.
1201 Third Avenue
Seattle, WA
98101

        Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel for Washington Mutual, Inc., a Washington corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 ("Registration Statement") under the Securities Act of 1933, as amended, for up to 132,690,700 shares (the "Shares") of common stock, no par value per share (the "Common Stock"), of the Company to be issued to the common stockholders and holders of options to acquire shares of common stock of Great Western Financial Corporation ("Great Western") upon consummation of the merger of Great Western into New American Capital Inc. ("NACI"), a wholly-owned subsidiary of the Company, pursuant to the Agreement of Merger dated March 5, 1997 among the Company, NACI and Great Western (the "Merger Agreement").

        We have examined the Merger Agreement, the Registration Statement, the actions of the Board of Directors of the Company in authorizing the Merger Agreement and the issuance of the Shares pursuant thereto and such other documents and records as we deem necessary for the purpose of this opinion.

        Based on the foregoing, we are of the opinion that, upon consummation of the Merger and the issuance of the Shares in accordance with the terms of the Merger Agreement, including the approval of the issuance of the Shares by the Company's common shareholders, the Shares will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.


                                Very truly yours,


                                Foster Pepper & Shefelman